     As filed with the Securities and Exchange Commission on October 17, 2001

                                                      REGISTRATION NO. 333-67882

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                             -----------------------

                                STORAGE USA, INC.
           (Exact name of registrant as specified in its charter)

                       TENNESSEE                                                     62-1251239
(State or other jurisdiction of incorporation or organization)         (I.R.S. Employer Identification No.)

                                175 Toyota Plaza
                                    Suite 700
                            Memphis, Tennessee 38103
                                 (901) 252-2000
                   (Address, including zip code, and telephone
    number, including area code, of registrant's principal executive offices)

                                John W. McConomy
                  Executive Vice President and General Counsel
                                Storage USA, Inc.
                                175 Toyota Plaza
                                    Suite 700
                            Memphis, Tennessee 38103
                                 (901) 252-2000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                                Randall S. Parks
                                Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                          Richmond, Virginia 23219-4074
                                 (804) 788-8200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT IN LIGHT OF MARKET CONDITIONS AND OTHER FACTORS.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX: [ ]

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX: [X]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [ ]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434 UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX: [ ]

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================
                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF        AGGREGATE AMOUNT  OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
    SECURITIES TO BE REGISTERED      TO BE REGISTERED        UNIT(1)             PRICE(1)         REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value, per         5,704             $38.50              $219,604            $54.91(2)
                  share
====================================================================================================================



         (1) Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the prices of the Common Stock on the New York Stock Exchange on August 15, 2001.

         (2) Paid in connection with the initial filing of the Form S-3 on August 17, 2001.

                              --------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses in connection with the offering are as follows:

         Securities and Exchange Commission registration fee            $   54.91
         Legal fees                                                      3,000.00
         Accounting fees and expenses                                    2,000.00
                                                                        ---------
                           TOTAL                                        $5,054.91

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Storage USA's Charter obligates it to indemnify and advance expenses to present and former directors and officers to the maximum extent permitted by Tennessee law. The Tennessee Business Corporation Act permits a corporation to indemnify its present and former directors and officers, among others, against judgments, settlements, penalties, fines or reasonable expenses incurred with respect to a proceeding to which they may be made a party by reason of their service in those or other capacities if (i) such persons conducted themselves in good faith, (ii) they reasonably believed, in the case of conduct in their official capacities with the corporation, that their conduct was in its best interests and, in all other cases, that their conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, they had no reasonable cause to believe that their conduct was unlawful.

         Any indemnification by Storage USA pursuant to the provisions of the Charter described above shall be paid out of the assets of Storage USA and shall not be recoverable from the shareholders. To the extent that the foregoing indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy and, therefore, unenforceable. Storage USA has purchased director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

         The TBCA permits the charter of a Tennessee corporation to include a provision eliminating or limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision cannot eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or (iii) for unlawful distributions that exceed what could have been distributed without violating the TBCA or the corporation's charter. Storage USA's Charter contains a provision eliminating the personal liability of its directors or officers to Storage USA or its shareholders for money damages to the maximum extent permitted by Tennessee law from time to time.

         The Second Amended and Restated Agreement of Limited Partnership of SUSA Partnership provides, generally, for the indemnification of an "indemnitee" against losses, claims, damages, liabilities, judgments, fines, settlements and other amounts (including reasonable expenses) that relate to the operations of SUSA Partnership unless it is established that (i) the act or omission of the Indemnitee was material and either was committed in bad faith or pursuant to active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. For this purpose, the term "Indemnitee" includes any person made a party to a proceeding by reason of his status as a director or officer of SUSA Partnership, SUSA Management, Inc. or Storage USA, and such other persons (including affiliates of Storage USA or SUSA Partnership) as Storage USA, may designate from time to time in its discretion. Any such indemnification will be made only out of assets of SUSA Partnership, and in no event may an Indemnitee subject the limited partners of SUSA Partnership to personal liability by reason of the indemnification provisions in The Partnership Agreement. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted pursuant to the foregoing provisions or otherwise, SUSA Partnership has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and, therefore, unenforceable. SUSA Partnership has purchased liability insurance for the purpose of providing a source of funds to pay the indemnification described above.

ITEM 16.  EXHIBITS.


4.1*          Form of Common Stock Certificate

4.2**         Amended and Restated Charter of Storage USA

4.3*** Articles of Amendment to the Amended Charter of Storage USA, Inc., designating and fixing the rights and preferences of the 8 7/8%
              Series A Cumulative Redeemable Preferred Stock, as filed with the
              Secretary of State of the State of Tennessee on November 12, 1998.

4.4*          Restated and Amended Bylaws of Storage USA

****5         Opinion of Hunton & Williams

****8         Tax Opinion of Hunton & Williams

23.1          Consent of Hunton & Williams (included in Exhibits 5 and 8)

23.2          Consent of PricewaterhouseCoopers LLP


-----------------------
* Filed as an Exhibit to Storage USA's Registration Statement on Form S-11, File No. 33-74072, as amended, and incorporated by reference herein.

** Filed as an Exhibit to Storage USA's Registration Statement on Form S-3, File No. 333-44641, and incorporated by reference herein.

*** Filed as an Exhibit to Storage USA's current report on Form 8-K, filed with the Commission on November 20, 1998, and incorporated by reference herein.

**** Filed in connection with the initial filing of the Form S-3 on August 17, 2001.


ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that the in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant further hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on this 17th day of October, 2001.


                                       STORAGE USA, INC.


                                       By:    /s/ John W. McConomy
                                              ---------------------------------
                                              John W. McConomy
                                              Executive Vice President, General
                                              Counsel and Secretary

                                POWER OF ATTORNEY


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 17, 2001. Each of the undersigned officers and directors of the registrant hereby constitutes Christopher P. Marr and John W. McConomy, either of whom may act as his/her true and lawful attorneys-in-fact with full power to sign for him/her and in his/her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his/her name and behalf in his/her capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.



                    Signature                                            Title & Capacity
                    ---------                                            ----------------
                                                              Chairman of the Board, Chief Executive
                                                                       Officer and President
/s/ Dean Jernigan*                                                 (Principal Executive Officer)
---------------------------------------------------
                  Dean Jernigan

                                                                      Chief Financial Officer
/s/ Christopher P. Marr*                                   (Principal Financial and Accounting Officer)
---------------------------------------------------
               Christopher P. Marr

/s/ C. Ronald Blankenship*                                                   Director
---------------------------------------------------
              C. Ronald Blankenship

/s/ Howard P. Colhoun*                                                       Director
---------------------------------------------------
                Howard P. Colhoun

/s/ Alan B. Graf, Jr.*                                                       Director
---------------------------------------------------
                Alan B. Graf, Jr.


/s/ Mark Jorgensen*                                                          Director
---------------------------------------------------
                  Mark Jorgensen

/s/ John P. McCann*                                                          Director
---------------------------------------------------
                  John P. McCann

/s/ Caroline S. McBride*                                                     Director
---------------------------------------------------
               Caroline S. McBride

/s/ William D. Sanders*                                                      Director
---------------------------------------------------
                William D. Sanders

/s/ Harry J. Thie*                                                           Director
---------------------------------------------------
                  Harry J. Thie

*By:  John W. McConomy, attorney-in-fact

                                  EXHIBIT INDEX


Exhibit
Number          Exhibit
-------         -------
4.1*            Form of Common Stock Certificate

4.2**           Amended and Restated Charter of Storage USA

4.3*** Articles of Amendment to the Amended Charter of Storage USA, Inc., designating and fixing the rights and preferences of the 8 7/8%
                Series A Cumulative Redeemable Preferred Stock, as filed with the
                Secretary of State of the State of Tennessee on November 12, 1998.

4.4*            Restated and Amended Bylaws of Storage USA

5****           Opinion of Hunton & Williams

8****           Tax Opinion of Hunton & Williams

23.1            Consent of Hunton & Williams (included in Exhibits 5 and 8)

23.2            Consent of PricewaterhouseCoopers LLP

----------------
* Filed as an Exhibit to Storage USA's Registration Statement on Form S-11, File No. 33-74072, as amended, and incorporated by reference herein.

** Filed as an Exhibit to Storage USA's Registration Statement on Form S-3, File No. 333-44641, and incorporated by reference herein.

*** Filed as an Exhibit to Storage USA's current report on Form 8-K, filed with the Commission on November 20, 1998, and incorporated by reference herein.


**** Filed in connection with the initial filing of the Form S-3 on August 17, 2001.